                                                                     EXHIBIT 5.1


                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760


                                 August 20, 2001


Integrated Electrical Services, Inc.
1800 West Loop South, Suite 500
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as counsel for Integrated Electrical Services, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 1,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company issuable upon exercise of options under the 401(k) Retirement Savings Plan (the "Plan").

         In connection with the foregoing, we have examined or are familiar with the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, the Plan and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.


                                       VINSON & ELKINS L.L.P.